UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 4, 2004

Extendicare Health Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-97293 and 333-116927	98-0066268
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

111 West Michigan Street, Milwaukee, Wisconsin		53203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-908-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition.

On November 4, 2004, Extendicare Health Services, Inc. (the "Company") issued a press release (the "Press Release") announcing the Company’s financial results for the quarter ended September 30, 2004. A copy of the Company’s Press Release is furnished as Exhibit 99 hereto and is incorporated by reference herein.

The Company’s Press Release includes references to EBITDA, which is not a measure of performance under generally accepted accounting principles ("GAAP") in the United States of America. The Company uses EBITDA as a key performance indicator and EBITDA as a percentage of total revenues as a measurement of margin. The Company understands that EBITDA, or derivatives thereof, are customarily used by lenders, financial and credit analysts and many investors as a performance measure in evaluating healthcare acquisitions. Moreover, substantially all of the Company’s financing agreements, including the indenture governing the Company’s 9.5% Senior Notes due 2010, the indenture governing its 6.875% Senior Subordinated Notes due 2014 and its credit facility, contain covenants in which EBITDA is used as a measure of compliance. Thus, the Company uses EBITDA to monitor compliance with these financing agreements. EBITDA is a not measure of performance under generally accepted accounting principles in the United States of America, or GAAP. EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is being filed herewith:

(99) Extendicare Health Services, Inc. press release dated November 4, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Extendicare Health Services, Inc.

November 4, 2004	By:	Richard L. Bertrand

Name: Richard L. Bertrand
Title: Vice President, Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)

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Exhibit Index

Exhibit No.	Description

99.1	Extendicare Health Services, Inc.press release dated November 4, 2004.